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                                                                  EXHIBIT 10.18

AMENDMENT NO. 2 TO THAT CERTAIN LEASE DATED JULY 12, 1994, BY AND BETWEEN WEYERHAEUSER MORTGAGE COMPANY, A CALIFORNIA CORPORATION, AND FORT WYMAN, INC., A MICHIGAN CORPORATION, AS LANDLORD, AND STAC ELECTRONICS, A CALIFORNIA CORPORATION, AS TENANT, FOR THAT CERTAIN PROPERTY COMMONLY KNOWN AS 12626 HIGH BLUFF DRIVE, SUITE 370, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA.


                                  WITNESSETH:

WHEREAS, Landlord and Tenant executed a Lease under date of July 12, 1994, as well as Amendment No. 1 To The lease, relating to the demised premises shown in Exhibit A thereto; and

WHEREAS, Landlord and Tenant now desire to amend said Lease and First Amendment To The Lease to make certain agreed upon changes in said Lease;

NOW THEREFORE, to carry out the mutual desires of the parties thereto, it is hereby agreed that said Lease and First Amendment To The Lease shall be amended as of December 18, 1995 as follows:

1. The purpose of this Amendment is for Tenant to exercise its right of first refusal on Suite 250.

2. SECTION 1(d), PREMISES AREA: Premises area shall be increased by approximately 2,863 rentable square feet for a total of approximately Ten Thousand Six Hundred Thirty Four (10,634) rentable square feet.

3. SECTION 1(f), TENANT'S PERCENTAGE: Tenant's percentage shall be amended to reflect Eighteen and 45/100 Percent (18.45%).

4. SECTION 1(g), TERM OF THE LEASE: Terms as stated in this amendment shall commence February 5, 1996. The expiration of the lease, March 5, 2000, shall remain unchanged.

5. SECTION 1(h), BASE MONTHLY RENT: Monthly Base Rent shall be amended to reflect Thirteen Thousand Two Hundred Ninety Two and 50/100 Dollars ($13,292.50).

6. SECTION 1(l), TOTAL SECURITY DEPOSIT: Security Deposit shall be increased by $3,578.75, to a total of Thirteen Thousand Two Hundred Ninety Two and 50/100 Dollars ($13,292.50). The increase amount shall be due and payable prior to commencement of the Lease.

7. SECTION 1(O), PARKING: Shall be modified to reflect forty-three (43) spaces, including five (5) covered and reserved, free of charge.

8. CONDITION OF PREMISES: Tenant shall accept the premises in an "as is" condition. Alterations to space Tenant deems necessary shall be at Tenant's sole cost, shall conform to the current Building Standards and may proceed only upon prior written approval of Landlord. The terms and conditions of the Work Letter Agreement in the Lease, as well as the Rules and Guidelines for Contractors and the Tenant Improvement Contract and Payment Policies for the property are strictly adhered to.

9. EXHIBIT A, OUTLINE OF ADDITIONAL LEASED PREMISES: Exhibit A, showing the additional leased premises, is attached hereto and by this reference, made a part of the Lease.

Except as modified herein, all other terms and conditions of the Lease between the parties above described shall continue in full force and effect.

The foregoing is hereby agreed to and accepted:

LANDLORD:                                         TENANT:

WEYERHAEUSER FINANCIAL INVESTMENTS,               STAC ELECTRONICS, Inc.,
INC., a Nevada corporation, and FORT WYMAN,       a California corporation
INC., a Michigan corporation, tenants in common
By: Weyerhaeuser Financial Investments, Inc.,
    managing tenant in common


By: /s/ Dorothy Forbes                            By:  /s/ John R. Witzel
   --------------------------------                  ---------------------

Date:   2-10-96                                   Date: Feb. 2, 1996
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                                   EXHIBIT A



                                  [FLOOR PLAN]


                       12626 High Bluff Drive, Suite 250